UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

VITRAN CORPORATION INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 The West Mall, Suite 701 Toronto, Ontario, Canada		M9C 5L5
(Address of principal executive offices)		(Zip Code)

(416) 596-7664

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Vitran Corporation Inc. (the “Company”) entered into a Stock Sale and Purchase Agreement (the “Agreement”) with Data Processing, LLC (the “Buyer”) on September 23, 2013, whereby the Company will sell, and the Buyer will purchase all of the Company’s shares in Vitran Corporation, the Company’s Nevada subsidiary (the “Target”), for an aggregate purchase price of $2,000,000 (the “Transaction”), subject to the conditions set forth in the Agreement.

Immediately on execution of the Agreement, the Company shall carry on the Target’s business as directed by the Buyer, subject to the oversight of the Target’s board of directors. The Company waives any claim against the Buyer based on the Buyer’s direction of the Target’s business.

Any shortfall funding of the Target between the date of the Agreement and the closing of the Transaction (the “Buyer’s Funding”) shall be at the Buyer’s risk. If the closing of the Transaction does not occur, then the Buyer will not seek reimbursement of the Buyer’s Funding. The closing of the Transaction is subject to the Company’s ability to transfer good and marketable title to the shares of the Target (the “Shares”) free and clear of all security interests and defects in title of any nature.

The closing of the Transaction is subject to specified representations and warranties being true on or before October 7, 2013, being the 10th business day after the date of execution of the Agreement. These representations and warranties include, among others: the Company having good, valid and marketable title to the Shares free and clear of all encumbrances; the Company having the power and authority to execute the Agreement; the Target being in good standing; the Shares being validly issued, fully paid and non-assessable; and any consents, approvals, orders or authorizations required by any government authority or public or regulatory unit having been obtained.

If such representations and warranties are not true on or before October 7, 2013, the Agreement will automatically terminate and neither party shall have any further obligation to the other.

If closing of the Transaction does not occur on or before October 7, 2013, the Buyer shall have the option to immediately purchase the Target’s customer contracts, driver lists, and employee list by wiring $1,000,000 to the Company on or before October 8, 2013.

Each party to the Agreement shall bear its own expenses and the Agreement is governed by the laws of Michigan.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Exhibits

Exhibit Number	Exhibit

10.1	Stock Sale and Purchase Agreement dated September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRAN CORPORATION INC. (Registrant)

Dated: September 26, 2013	By:	/s/ Fayaz D. Suleman
Fayaz D. Suleman
Vice President Finance and Chief Financial Officer